Exhibit 23

FAX (303) 623-4258

621 SEVENTEENTH STREET TELEPHONE (303) 623-9147	SUITE 1550	DENVER, COLORADO 80293

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 14, 2016, as Exhibit 23 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2015 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

March 29, 2016

1100 LOUISIANA, SUITE 3800 HOUSTON, TEXAS 77002-5218              TEL (713) 651-9191        FAX (713) 651-0849

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